UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

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Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2017 (May 2, 2017)
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MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

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200 Oceangate, Suite 100, Long Beach, California 90802
(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                  ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (c):  Termination and Appointment of Officers

On May 2, 2017, the Board of Directors (the “Board”) of Molina Healthcare, Inc. (the “Company”) terminated the employment of Dr. J. Mario Molina, the Company’s then President and Chief Executive Officer, and John C. Molina, the Company’s then Chief Financial Officer and Treasurer, without cause by written notice under the terms of their respective employment agreements with the Company.  The terminations were effective immediately and will entitle Dr. Molina and Mr. Molina to severance benefits as set forth in and subject to the terms and conditions of their respective employment agreements and, in the case of acceleration and vesting of all previously granted equity compensation as provided for in their respective employment agreements, subject to the terms of applicable award agreements and, with respect to grants of time-based and performance-based equity compensation granted in 2017, subject to approval by the Company’s stockholders of the amendment and restatement of the Molina Healthcare, Inc. 2011 Equity Incentive Plan at the Company’s upcoming annual meeting.   Dr. Molina and Mr. Molina will continue to serve as directors on the Board, and Dr. Molina remains a candidate for re-election as a director at the Company’s upcoming annual meeting.  The Board has approved the adjournment of the upcoming annual meeting from Wednesday, May 3, 2017 to Wednesday, May 10, 2017 at 10:00 a.m. Pacific Time, at Molina Healthcare, Inc. Corporate Headquarters, 200 Oceangate, 15th Floor, Long Beach, California 90802 in order to allow stockholders time to consider the information described in the press release attached hereto as Exhibit 99.1 and the information set forth in this Current Report on Form 8-K and a proxy supplement to be filed by the Company, and to change their votes if desired.  The record date for the meeting will remain March 9, 2017.

In connection with the terminations of Dr. Molina and Mr. Molina, the Board appointed Joseph W. White as Chief Financial Officer and Treasurer and Interim President and Chief Executive Officer, effective immediately.  Mr. White will serve as the Company’s principal financial officer and principal accounting officer and interim principal executive officer for purposes of the Securities Exchange Act of 1934, as amended.  Mr. White will no longer serve as the Company’s Chief Accounting Officer.  The position of Chief Accounting Officer will remain vacant following Mr. White’s resignation until further action by the Board.  The Board will immediately commence the search process for a permanent CEO. In addition, the Board has named current Director Dale B. Wolf as Non-Executive Chairman of the Board.  These changes are effective immediately.

The compensation that Mr. White will receive in his role as Chief Financial Officer and Treasurer and Mr. Wolf in his role as Non-Executive Chairman of the Board has not yet been determined, and an amendment to this Current Report on Form 8-K will be filed at a later date to disclose such compensation when a determination has been made.

The information required by Items 401(b), (d), and (e) of Regulation S-K (17 CFR 229.401(b), (d), (e)) regarding Mr. White was previously reported in the Company’s Annual Report on Form 10-K, filed with the Commission on March 1, 2017, and in the 2017 Proxy Statement, and is incorporated herein by reference. There are no arrangements or understandings between Mr. White and any other person pursuant to which he was appointed as the Company’s Chief Financial Officer and Treasurer and Interim Chief Executive Officer. There is no family relationship between or among Mr. White and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. The Company has not entered into any transactions with Mr. White that would require disclosure pursuant to Item 404(a) of Regulation S-K under the Exchange Act.

Item 7.01.  Regulation FD Disclosure.

A copy of the press release relating to Dr. Molina’s termination as President and Chief Executive Officer, Mr. Molina’s termination as Chief Financial Officer and Treasurer, and Mr. White’s resignation as Chief Accounting Officer and appointment as Chief Financial Officer and Treasurer and Interim Chief Executive Officer, among other matters, is attached hereto as Exhibit 99.1.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be “filed” for the purpose of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit
No.	Description

99.1	Press release of Molina Healthcare, Inc. dated May 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date:	May 2, 2017	By:	/s/ Jeff D. Barlow
Jeff D. Barlow
Chief Legal Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press release of Molina Healthcare, Inc. dated May 2, 2017.